Exhibit 99.1

Press Release dated June 29, 2007

INVESTORS REAL ESTATE TRUST ANNOUNCES RESULTS FOR THE THREE AND TWELVE MONTHS ENDED APRIL 30, 2007

        Minot, ND –Investors Real Estate Trust, a real estate investment trust with a diversified portfolio of multi-family residential and office, medical, industrial and retail properties located primarily in the upper Midwest, reported the following results today for the three and twelve months ended April 30, 2007:

	(unaudited; in thousands, except per share amounts)
	For the three months ended April 30,		For the twelve months ended April 30,
	2007	2006	2007	2006
Revenues	$52,698	$43,346	$197,817	$170,448
Net Income	$4,035	$5,001	$14,110	$11,567
Net Income available to common shareholders	$3,442	$4,408	$11,738	$9,195
Net Income Per Share – Diluted	$.07	$.10	$.24	$.20
Funds from Operations (“FFO”)	$15,345	$12,200	$57,003	$46,711
FFO Per Share – Diluted	$.23	$.21	$.88	$.79

Total revenues for the three months ended April 30, 2007 were $52.7 million, compared to $43.3 million for the same period in 2006, a 21.7% increase.  Total revenues were $197.8 million and $170.4 million for the twelve months ended April 30, 2007 and 2006, respectively, a 16.1% increase.  The increase in revenue for the three and twelve months ended April 30, 2007 was due primarily to rent from properties acquired during fiscal year 2007, and to increases in rent from properties acquired in fiscal year 2006 in excess of that received in fiscal year 2006 from the same properties.

Net Income available to common shareholders for the three months ended April 30, 2007 was $3.4 million, compared to $4.4 million for the same period in 2006, a 22.7% decrease due primarily to lower gains on sales of properties in the fourth quarter of fiscal year 2007 compared to the fourth quarter of fiscal year 2006.  Net income available to common shareholders was $11.7 million and $9.2 million for the twelve months ended April 30, 2007 and 2006, respectively, a 27.2% increase.  The increase in net income available to common shareholders for the twelve months ended April 30, 2007 was due primarily to an increase in rental income from new acquisitions.

Net Income per diluted share for the three months ended April 30, 2007 was $.07, compared to $.10 for the same period in 2006, a 30.0% decrease.  Net Income per diluted share was $.24 and $.20 for the twelve months ended April 30, 2007 and 2006, respectively, a 20.0% increase. The changes in net income per share for the three and twelve months ended April 30, 2007 compared to the year-earlier periods were due to the same factors discussed above affecting net income available to common shareholders.

Funds from Operations (“FFO”), a non-GAAP financial measure, was $15.3 million for the three months ended April 30, 2007, compared to $12.2 million for the same period in 2006, a 25.4% increase.  FFO was $57.0 million and $46.7 million for the twelve months ended April 30, 2007 and 2006, respectively, a 22.1% increase.  FFO per diluted share, a non-GAAP financial measure, for the three months ended April 30, 2007 was $.23, representing a 9.5% increase from FFO per diluted share of $.21 for the three months ended April 30, 2006.  FFO per diluted share for the twelve months ended April 30, 2007 was $.88, representing an 11.4% increase over FFO per diluted share of $.79 for the twelve months ended April 30, 2006.  A reconciliation of net income to FFO is provided in the condensed consolidated statement of operations information below.

Economic Occupancy rates for each of IRET’s property types are shown below for the three and twelve months ended April 30, 2007 and 2006:

	For the three months ended April 30,		For the twelve months ended April 30,
	2007	2006	2007	2006
Multi-Family Residential Economic Occupancy	92.5%	91.7%	93.2%	91.6%
Commercial - Office Economic Occupancy	92.4%	93.2%	91.9%	92.6%
Commercial - Medical Economic Occupancy	96.3%	96.7%	96.7%	96.1%
Commercial - Industrial Economic Occupancy	97.8%	89.0%	95.1%	87.2%
Commercial - Retail Economic Occupancy	89.6%	88.6%	89.6%	89.2%

We define “economic occupancy” as actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Thomas A. Wentz, Sr., President and Chief Executive Officer, stated, “During fiscal year 2007, IRET saw improvements in economic occupancy levels in all of our property segments other than office properties.  Our revenues increased by $27.4 million in fiscal year 2007 compared to fiscal year 2006, to $197.8 million compared to $170.4 million.  We were able to raise rents and decrease tenant concessions at certain of our multi-family residential properties, as mortgage interest rate rises have begun to decrease the availability of housing alternatives for our prospective tenants.  Additionally, despite continuing high prices for investment properties that in some cases made it difficult for us to identify acquisition properties meeting our investment criteria, during fiscal year 2007 IRET completed the largest acquisition in its history, when we acquired a portfolio of office properties from Magnum Resources, Inc..  In fiscal year 2008, we will continue our focus on reducing vacancy levels, improving operations, and pursuing the acquisition of quality multi-family residential, office, medical, industrial and retail properties.”

Company Information:  IRET is a self-advised equity real estate investment trust engaged in owning and operating income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of 217 properties, consisting of 69 multi-family residential properties, 64 office properties, 34 medical properties (including senior housing and assisted living facilities), 13 industrial properties (including miscellaneous commercial properties) and 37 retail properties.

IRET’s cash distributions to common shareholders/unitholders during fiscal year 2007 increased to 66.1 cents per share/unit, compared to 65.3 cents paid in the prior fiscal year, an increase of 1%.  In each of the last 36 calendar years, the annual distribution has increased over the amount paid in the preceding year.

Annual Meeting of Shareholders:  IRET’s 37th Annual Meeting of Shareholders will be held on Tuesday, September 18, 2007 at 7:00 p.m. CDT at the Grand International, 1505 North Broadway, Minot, North Dakota.

A full description and discussion of IRET’s results of operations for fiscal year 2007 will be contained in IRET’s Annual Report on Form 10-K, which will be filed with the Securities and Exchange Commission no later than July 16, 2007, and mailed to shareholders in August.  IRET’s press releases are available on the company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially.  Such risks, uncertainties and other factors include, but are not limited to:  potential fluctuations in our operating results; the need for additional capital; the direction of interest rates and their subsequent effect on our business; competition; our ability to attract and retain skilled personnel; and those risks and uncertainties discussed in filings made by us with the Securities and Exchange Commission.  Except as otherwise required by the federal securities laws, the Company assumes no liability to update the information in this press release.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
April 30, 2007 and 2006 (unaudited)

	(in thousands)
	2007	2006
ASSETS
Real estate investments
Property owned	$1,489,287	$1,269,423
Less accumulated depreciation	(180,544)	(148,607)
	1,308,743	1,120,816
Unimproved land	7,392	5,175
Mortgage loan receivable, net of allowance	399	409
Total real estate investments	1,316,534	1,126,400
Other assets
Cash and cash equivalents	44,516	17,485
Marketable securities - available-for-sale	2,048	2,402
Receivable arising from straight-lining of rents, net of allowance	12,558	9,474
Accounts receivable, net of allowance	3,171	2,364
Real estate deposits	735	1,177
Prepaid and other assets	568	436
Intangible assets, net of accumulated amortization	33,240	26,449
Tax, insurance, and other escrow	7,222	8,893
Property and equipment, net	1,458	1,506
Goodwill	1,397	1,441
Deferred charges and leasing costs – net	11,942	9,288
TOTAL ASSETS	$1,435,389	$1,207,315

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (continued)
April 30, 2007 and 2006 (unaudited)

	(in thousands)
	2007	2006
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$28,995	$24,223
Revolving lines of credit	0	3,500
Mortgages payable	951,139	765,890
Investment certificates issued	11	2,451
Other	885	1,075
TOTAL LIABILITIES	981,030	797,139
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN PARTNERSHIPS	12,925	16,403
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP	156,465	104,213
(19,981,259 units at April 30, 2007 and 13,685,522 units at April 30, 2006)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value,1,150,000 shares issued and outstanding at April 30, 2007 and 2006, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 48,570,461 shares outstanding at April 30, 2007, and 46,915,352 shares outstanding at April 30, 2006)	354,495	339,384
Accumulated distributions in excess of net income	(96,827)	(77,093)
Accumulated other comprehensive loss	(16)	(48)
Total shareholders’ equity	284,969	289,560
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,435,389	$1,207,315

INVESTORS REAL ESTATE TRUST
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE QUARTER AND YEAR ENDED
APRIL 30, 2007 and 2006
(in thousands, except per share data)
(Unaudited)

Results from Operations
For the Three-Month and Twelve-Month Periods ended April 30, 2007 and 2006 (unaudited)

	(in thousands, except per share amounts)
	3 Months Ended		12 Months Ended
	04-30-07	04-30-06	04-30-07	04-30-06
Revenues	$52,698	$43,346	$197,817	$170,448

Net income	$4,035	$5,001	$14,110	$11,567
Preferred stock dividends	(593)	(593)	(2,372)	(2,372)
Net income available to common shareholders	3,442	4,408	11,738	9,195
Minority interest in earnings of unitholders	1,390	1,284	4,299	2,705
Diluted Net Income	$4,832	$5,692	$16,037	$11,900

Net income per common share:
Basic and diluted	$.07	$.10	$.24	$.20
Average number of common shares and share equivalents outstanding:
Basic	48,313	45,585	47,672	45,717
Diluted	67,284	58,588	64,639	59,046

FFO applicable to common shares	$15,345	$12,200	$57,003	$46,711

FFO per diluted share	$.23	$.21	$.88	$.79
Average number of common shares and share equivalents outstanding used for determining funds from operations per diluted share	67,284	58,588	64,639	59,046

Reconciliation of Net Income to Funds From Operations

For the Three-Month and Twelve-Month Periods ended April 30, 2007 and 2006 (unaudited)

	(unaudited, in thousands, except per share amounts)
	3 Months Ended						12 Months Ended
	04-30-07			04-30-06			04-30-07			04-30-06
	Amount	Weighted Avg Shares Units(2)	Per Share & Unit(3)	Amount	Weighted Avg Shares Units(2)	Per Share & Unit(3)	Amount	Weighted Avg Shares Units(2)	Per Share & Unit(3)	Amount	Weighted Avg Shares Units(2)	Per Share & Unit(3)
Net Income	$4,035			$5,001			$14,110			$11,567
Less dividends to preferred shareholders	(593)			(593)			(2,372)			(2,372)
Net Income Available to Common Shareholders	$3,442	48,313	$.07	$4,408	45,585	$.10	$11,738	47,672	$.25	$9,195	45,717	$.20
Adjustments:
Minority interest in earnings of unitholders	1,390	18,971		1,284	13,003		4,299	17,017		2,705	13,329
Depreciation and amortization(1)	12,129			9,779			45,568			38,104
Gains on depreciable property sales	(1,616)			(3,271)			(4,602)			(3,293)
Funds from operations applicable to common shares and units(4)	$15,345	67,284	$.23	$12,200	58,588	$.21	$57,003	64,639	$.88	$46,711	59,046	$.79

(1)   Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $12,065 and $9,578, and depreciation/amortization from Discontinued Operations of $130 and $258, less corporate-related depreciation and amortization on office equipment and other assets of $66 and $57, for the three months ended April 30, 2007 and 2006, respectively. Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $45,563 and $37,698, and depreciation/amortization from Discontinued Operations of $246 and $629, less corporate-related depreciation and amortization on office equipment and other assets of $241 and $223, for the twelve months ended April 30, 2007 and 2006, respectively.

(2)   UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.

(3)   Net income is calculated on a per share basis. FFO is calculated on a per share and unit basis.

(4)   In accordance with SEC and NAREIT guidance, IRET does not exclude impairment write-downs from FFO (that is, impairment charges are not added back to GAAP net income in calculating FFO). IRET recorded impairment charges of $640, $409 and $570 for the fiscal years ended April 30, 2007, 2006 and 2005, respectively. If these impairment charges are excluded from the Company's calculation of FFO, the Company's FFO per share and unit would be $.89 and $.80 for Fiscal 2007 and 2006, respectively.

Property Acquisitions

During fiscal year 2007, IRET purchased from subsidiaries of Omaha-based Magnum Resources, Inc. a portfolio of nine office complexes, consisting of 15 buildings totaling approximately 936,568 rentable square feet, for aggregate consideration of approximately $140.8 million (the “Magnum Portfolio).   In addition to the Magnum Portfolio, the Company during fiscal year 2007 added five apartment properties, one office property, two medical properties (including the acquisition of the remaining ownership interest in a medical office building previously partially owned by the Company), two industrial properties, two retail properties (including the construction of a retail drug store property to replace an existing older retail property owned by the Company) and six parcels of unimproved land to its investment portfolio, for an aggregate purchase price and construction cost  (including the Magnum properties) of approximately $220.7 million.

 During fiscal year 2006, IRET added seven medical properties (including five assisted living senior housing facilities), six office properties, one multi-family residential property and two small parcels of vacant land adjoining existing Company properties to our investment portfolio, for an aggregate purchase price of approximately $93.4 million.  Real estate assets acquired by IRET during fiscal year 2007 are as follows:

Fiscal 2007 (May 1, 2006 to April 30, 2007)

Fiscal 2007 Acquisitions	(in thousands)
Acquisition Cost
Multi-Family Residential
Arbors Apartments – Sioux City, NE	$7,000
Quarry Ridge Apartments – Rochester, MN	14,570
St. Cloud Apartments—St. Cloud, MN	7,800
Indian Hills Apartments—Sioux City, IA	3,120
Rum River Apartments—Isanti, MN	5,650
38,140
Commercial Property – Office
Pacific Hills – Omaha, NE	16,502
Corporate Center West – Omaha, NE	21,497
Farnam Executive Center – Omaha, NE	12,853
Miracle Hills One – Omaha, NE	11,950
Woodlands Plaza IV – Maryland Heights, MO	5,840
Riverport – Maryland Heights, MO	21,906
Timberlands – Leawood, KS	14,546
Flagship – Eden Prairie, MN	26,094
Gateway Corporate Center – Woodbury, MN	9,612
Highlands Ranch I – Highlands Ranch, CO	12,250
153,050
Commercial Property – Medical (including assisted living)
Fox River Cottages – Grand Chute, WI	3,200
St. Michael Clinic – St. Michael, MN*	2,587
5,787
Commercial Property – Industrial
Bloomington 2000 – Bloomington, MN	6,750
Roseville 2929 – Roseville, MN	10,300
17,050
Commercial Property – Retail
Dakota West Plaza – Minot, ND	625
Weston Walgreens – Weston, WI**	2,144
2,769
Undeveloped Property
Monticello Undeveloped Parcel (City) – Monticello, MN	5
St. Michaels Undeveloped – St. Michael, MN	320
Monticello Undeveloped Parcel (Other) – Monticello, MN	75
Weston Undeveloped – Weston, WI	800
Quarry Ridge Undeveloped – Rochester MN	930
Minot Prairie Green—Minot, ND	1,750
3,880
Total Fiscal 2007 Property Acquisitions	$220,676

* Development property placed in service March 1, 2007.
** Development property placed in service May 1, 2006.

Property Dispositions

During fiscal year 2007, the Company disposed of two apartment complexes, one office property, one medical (assisted living) property, 11 small retail properties and two parcels of unimproved land, for sale prices totaling approximately $22.5 million.

During fiscal year 2006, IRET Properties disposed of 17 properties and two undeveloped properties for an aggregate sale price of $14.2 million.  Real estate assets sold by IRET during fiscal year 2007 are as follows:

Fiscal 2007 (May 1, 2006 to April 30, 2007)

	(in thousands)
Fiscal 2007 Dispositions	Sales Price	Book Value and Sales Cost	Gain/Loss
Multi-Family Residential
Clearwater Apartments – Boise, ID	$4,000	$3,413	$587
Park East Apartments—Fargo, ND	6,188	4,476	1,712
	10,188	7,889	2,299
Commercial Property – Office
Greenwood Office – Greenwood, MN	1,500	961	539
	1,500	961	539
Commercial Property – Medical (Assisted Living)
Wedgewood Sweetwater – Lithia Springs, GA	4,550	3,836	714
	4,550	3,836	714
Commercial Property – Retail
Moundsview Bakery – Mounds View, MN	380	287	93
Howard Lake C-Store – Winsted, MN	550	374	176
Wilmar Sam Goody – Wilmar, MN	450	409	41
Winsted C-Store – Winsted, MN	190	214	(24)
Buffalo Strip Center – Buffalo, MN	800	667	133
Glencoe C-Store—Glencoe, MN	350	344	6
Long Prairie C-Store – Long Prairie, MN	302	304	(2)
Faribault Checkers Auto – Faribault, MN	525	337	188
Paynesville C-Store – Paynesville, MN	149	150	(1)
Prior Lake Strip Center I – Prior Lake, MN	1,105	993	112
Prior Lake Strip Center III – Prior Lake, MN	545	465	80
	5,346	4,544	802
Undeveloped Property
IGH Land – Inver Grove Heights, MN	900	613	287
Long Prairie Vacant Land – Long Prairie, MN	59	60	(1)
	959	673	286
Total Fiscal 2007 Property Dispositions	$22,543	$17,903	$4,640

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